SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2006 (January 25, 2006)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

(314) 863-1100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

	(a)	On January 26, 2006, the Compensation and Stock Option Committee of the Company approved base salaries for 2006 and annual bonuses for 2005 for the following Named Executive Officers:

Name	2005 Bonus	2006 Base Salary

W. G. Holliman	$700,873	$925,000
John T. Foy	$415,599	$548,500
Denise L. Ramos	$243,750	$325,000
C. Jeffrey Young	$248,294	$352,000
Thomas G. Tilley, Jr.	$217,652	$345,500

The Committee also determined under the Company’s executive incentive plans that performance goals in 2006 will be based upon budgeted sales (25% of bonus), budgeted pre-tax earnings (50% of bonus) and budgeted pretax return on net assets (25% of bonus). Target bonuses are established based on a percentage of base salary in effect during 2006. Bonus percentages can range from 10% to 100%. The Committee has established a maximum bonus of 125% and a minimum bonus of 35% target. Ms. Ramos and Messrs. Foy, Young and Tilley are participants in the Company’s executive incentive plans.

Messrs. Young and Tilley are President and Chief Executive Officer of HDM Furniture Industries, Inc. and President of Henredon Furniture Industries, Inc., respectively.

(b)
Also, on January 26, 2006 the Compensation and Stock Option Committee of the Company approved grants of stock options, Restricted Common Stock and long-term performance cash bonus targets for the following Named Executive Officers:

		Performance Cash	Restricted
Name	Stock Options	Bonus Targets	Common Stock

John T. Foy	34,200	$530,400	3,582
Denise L. Ramos	32,100	$495,800	8,949
C. Jeffrey Young	5,200	$81,800	7,152
Thomas G. Tilley, Jr.	21,600	$334,900	8,895

Options to purchase common stock of the Company were granted pursuant to the Company’s 1999 Long-Term Incentive Plan (“1999 LTIP”) at a purchase price of $24.95, the closing selling price per share of the Company’s common stock on the New York Stock Exchange on the date of grant. The options will become exercisable in four cumulative installments beginning on January 26, 2007 and ending on January 26, 2010. No portion of the grants may be exercised prior to January 26, 2007 and to the extent unexercised the option grants will expire on January 26, 2016. The ability to exercise all or any portion of the grant is contingent upon continuation as an employee of the Company or of a subsidiary or division of the Company from and after January 26, 2006.

Rights to receive Long-Term performance cash bonuses were granted pursuant to the 2005 Long-Term Performance Bonus Plan (“LTPBP”). The grants will bear a three-year performance period that will begin January 1, 2006 and will end December 31, 2008. The actual amount of the bonus to be paid at the conclusion of the performance period will be calculated by applying to the target bonus amount the appropriate percentage established with reference to (i) pretax return on net assets in 2008 and (ii) three-year cumulative net cash from operations (net of capital expenditures) during the performance period. After taxes are withheld, bonuses will be paid half in cash and half in full-value shares of the Company’s common stock. The ability to receive a distribution pursuant to this grant is contingent upon continuation as an employee of the Company or of a subsidiary or division of the Company through December 31, 2008.

Shares of Restricted Common Stock were granted pursuant to the 1999 LTIP as compensation for a significant shortfall in the total Company-provided retirement benefit. The shortfall was created by freezing of the Company’s defined benefit retirement plan and the Company’s supplemental executive retirement plan.

Item 2.02.	Results of Operations and Financial Condition

On January 25, 2006, the Company announced its financial results for the fourth quarter and full year of 2005. A copy of the press release is furnished as Exhibit 99(a) to this report and is incorporated herein.

Item 8.01.	Other Events

On January 26, 2006, the Company announced that its Board of Directors increased the Company’s dividend by 6.7%, declaring a quarterly dividend of $0.16 per common share payable February 24, 2006 to shareholders of record at the close of business on February 6, 2006. A copy of the press release is furnished as Exhibit 99(b) to this report and is incorporated herein.

Item 9.01.	Financial Statements and Exhibits

(c)

	99(a)	Press Release issued by the Company, dated January 25, 2006, reporting the Company’s financial results for the fourth quarter and full year of 2005.

	99(b)	Press Release issued by the Company, dated January 26, 2006, reporting the Company’s quarterly dividend declaration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated: January 31, 2006

EXHIBIT INDEX

Exhibit No.	Description

99(a)	Press Release issued by the Company, dated January 25, 2006, reporting the Company’s financial results for the fourth quarter and full year of 2005.

99(b)	Press Release issued by the Company, dated January 26, 2006, reporting the Company’s quarterly dividend declaration.